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Exhibit 10.5

         AMENDMENT AND COMPLETE RESTATEMENT
OF THE
PROFIT SHARING PLAN FOR EMPLOYEES
OF
ALLIANCE CAPITAL MANAGEMENT L.P.

(As amended through 1/1/02)

PROFIT SHARING PLAN FOR EMPLOYEES
OF
ALLIANCE CAPITAL MANAGEMENT L. P.

        WHEREAS, effective as of January 1, 1972, the predecessor of Alliance Capital Management L.P. ("Alliance") established a profit sharing plan covering its employees; and

        WHEREAS, that plan as subsequently amended and completely restated was adopted and continued by Alliance in connection with the transfer on April 21, 1988 of the predecessor's business and substantially all of its operating assets and liabilities to Alliance and prior to that transfer and in connection therewith again amended and renamed the plan as the Profit Sharing Plan for Employees of Alliance Capital Management L.P. (the "Plan"); and

        WHEREAS, the Plan was amended and restated effective January 1, 1989 to comply with amendments to applicable law and to make certain other changes and was subsequently further amended; and

        WHEREAS, the Plan was again amended and restated effective January 1, 1993 to permit the investment of plan assets in Units of Alliance, to comply with amendments to applicable law and to make certain other changes, subject to such changes as necessary for the Plan to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code of 1986, as amended, for the trust under the Plan to be exempt from tax under Code Section 501(a), and for the Plan to satisfy any other applicable requirements of the Employee Retirement Income Security Act of 1974, as amended; and

        WHEREAS, the Plan was amended effective January 1, 1995 to reflect the merger of the Alliance Capital Management L.P. Profit Sharing Plan for Former Employees of Equitable Capital Management Corporation with and into this Plan; and

        WHEREAS, further amendments to the Plan were necessary to satisfy requirements of Code Section 401(a) as a condition to a favorable determination letter dated March 31, 1995 with respect to the qualification, of the Plan under that Section;

        WHEREAS, the Plan was amended and restated effective either as of January 1, 1993, or as of such other date with respect to a particular amendment as required for the Plan to satisfy any applicable requirement for qualification under Code Section 401(a);

        WHEREAS, further amendments to the Plan were necessary to satisfy requirements of Code Section 401(a) with respect to the qualification of the Plan under that Section;

        NOW, THEREFORE, this document sets forth the Plan as embodying such further amendments which are effective either as of January 1, 2002, except as otherwise provided, or as of such other date with respect to a particular amendment as required for the Plan to satisfy any applicable requirement for qualification under Code Section 401(a).

ARTICLE I

DEFINITIONS.

        For the purposes of this Plan, except as otherwise herein expressly provided or unless the context otherwise requires, when capitalized:

        Section 1.01.    "Account" means any one or more of the following accounts maintained by the Committee for a Member:

          (a)   his Company Contributions Account;

          (b)   his Member Contributions Account;

          (c)   his Member Salary Deferral Account; and

          (d)   his Rollover Account.

        Section 1.02.    "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        Section 1.03.    "Accounting Date" means the last business day of each Plan Year and any other date which may be determined by the Committee under uniform and non-discriminatory procedures established by the Committee.

        Section 1.04.    "Anniversary Year" means each twelve (12) month period beginning on an Employee's Employment Commencement Date or any annual anniversary thereof.

        Section 1.05.    "Affiliate" means any corporation or unincorporated business (a) controlled by, or under common control with, the Company within the meaning of Code Sections 414(b) and (c), or (b) which is a member of an "affiliated service group", as defined in Code Section 414(m), of which the Company is a member.

        Section 1.06.    "Assignor Limited Partner" shall mean Alliance ALP, Inc., a Delaware corporation, or any individual, corporation, association, partnership, joint venture, entity, estate or other entity or organization designated by the general partner of the Company to serve as a substitute therefore.

        Section 1.07.    "Beneficiary" means the person (including a trust or estate of a Member) designated by a Member, or who may otherwise be entitled under the terms of the Plan to receive the balance, if any, of the Member's Accounts upon the Member's death.

        Section 1.08.    "Board" means the Board of Directors of the general partner of the Company responsible for the management of the Company's business, or a committee thereof designated by such Board.

        Section 1.09.    "Break in Service" means, with respect to any Employee, any Anniversary Year ending on or after the date of his Separation from Service and before his date of re-employment, if any, in which he does not complete more than five hundred (500) Hours of Service with Employees or Affiliates; provided that in the case of the absence of an Employee pursuant to the Family and Medical Leave Act of 1993 (the "FMLA"), the period beginning on the first date of such absence and ending 12 months thereafter shall not constitute a "Break in Service".

        Section 1.10.    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        Section 1.11.    "Committee" means the administrative committee appointed to administer the Plan, the members of which shall be the person or persons appointed pursuant to Section 11.01.

        Section 1.12.    "Company" means (a) Alliance Capital Management Corporation for the period prior to April 21, 1988 and (b) for subsequent periods, Alliance Capital Management L.P. and any successor thereto.

        Section 1.13.    "Company Contribution" means a contribution for a Plan Year made by an Employer to the Trust pursuant to Section 4.01 or Section 4.02, but not Section 5.01, including any amount to be applied from the Unallocated Forfeitures Account in reduction of the contribution which would otherwise be made for the Plan Year involved.

        Section 1.14.    "Company Contributions Account" means the Account consisting of the balance attributable to Company Contributions.

        Section 1.15.    "Compensation" means a Member's base salary (or Draw, if no base salary) received for services rendered to an Employer, which term shall include the amount of a Member's Salary Deferral, but shall not include, by way of example rather than by way of limitation, overtime pay, bonuses, severance pay, distributions on Units, reimbursement for moving expenses, reimbursement for educational expenses, reimbursement for any other expenses, contributions or benefits paid under this Plan or any other plan of deferred compensation, or any other extraordinary item of compensation or income; provided that in the case of a

Member whose compensation from an Employer includes commissions, commissions shall be included only to the extent that the Member's aggregate compensation taken into account does not exceed $100,000 and provided further that such amount shall be prorated for those Members (based on amount of service as a Member (as defined pursuant to Article IV)) for purposes of Company Profit Sharing Contributions and Company Matching Contributions. In addition, Compensation shall not include amounts paid to non-resident aliens which do not constitute income from United States sources (within the meaning of Code Section 862) except in the case of a non-resident alien who is a Member and for whom the Company so specifies. For Plan Years beginning on or after January 1, 1994, Compensation of a Member in excess of $150,000 (or such other amount prescribed under Code Section 401(a)(17), including any cost-of-living adjustments) shall not be taken into account under the Plan for the purpose of determining benefits. For Plan Years beginning on or after January 1, 1989 and before January 2, 1994, $200,000 shall be substituted for $150,000 in the preceding sentence.

        Section 1.16.    "Draw" means compensation received on a regular basis at a consistent rate which may be offset against commissions earned but which is considered "base compensation" for purposes of the Plan.

        Section 1.17.    "ECMC Plan" means the Alliance Capital Management L.P. Profit Sharing Plan for Former Employees of Equitable Capital Management Corporation as in effect immediately prior to January 1, 1995.

        Section 1.18.    (a) "Employee" means, except as provided in Subsection (c), any person employed by an Employer or an Affiliate.

        (b)   An Excluded Employee (as defined in Subsection (c)) shall be considered an Employee for all purposes under the Plan except that:

          (1)   an Excluded Employee may not become a Member while he remains an Excluded Employee; and

          (2)   a Member who becomes an Excluded Employee shall be an Inactive Member while he remains an Excluded Employee.

        (c)   An Excluded Employee shall mean an individual in the employ of an Employer or an Affiliate who:

          (1)   is employed by an Affiliate that is not an Employer; or

          (2)   included in a unit of employees covered by a collective bargaining agreement between employee representatives and one or more Employers or Affiliates, if retirement benefits were the subject of good faith bargaining between such employee representatives and any such Employer or Affiliate; or

          (3)   is not an Excluded Employee under Paragraph (4) of this Subsection (c) and is neither a resident nor a citizen of the United States, nor receives "earned income", within the meaning of Code Section 911(b), from an Employer or Affiliate that constitutes income from sources within the United States, within the meaning of Code Section 861(a)(3), unless the individual became a Participant prior to becoming a non- resident alien and the Company stipulates that he shall not be an Excluded Employee; or

          (4)   is not a citizen of the United States, unless the individual (A) was initially engaged as an Employee by an Employer or an Affiliate to render services entirely or primarily in the United States; or (B) is an Employee of an Employer which is a United States entity, and unless, in the case of an individual referred to in either Subparagraph (A) or (B) of this Paragraph 4, the Company stipulates that he shall not be an Excluded Employee; or

          (5)   is accruing benefits and/or receiving contributions under a retirement plan of an Affiliate which operates entirely or primarily outside the United States other than this Plan or the Retirement Plan for Employees of Alliance Capital Management L.P. unless, in either case, the Company stipulates that he shall not be an Excluded Employee; or

          (6)   is compensated on a commission arrangement which does not provide for payment of periodic draws against actual commissions earned; or

          (7)   is a "leased employee." For purposes of this Plan, "leased employee" means, any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient employer; or

          (8)   is classified by the Employer at the time services are provided as either an independent contractor, or an individual who is not classified as an Employee due to an Employer's treatment of any services provided by him as being provided by another entity which is providing such individual's services to the Employer, even if such individual is later retroactively reclassified as an Employee during all or part of such period during which services were provided pursuant to applicable law or otherwise; or

          (9)   is employed by Sanford C. Bernstein & Co., Inc. or Bernstein Technologies Inc. or their subsidiaries on September 29, 2000.

        Section 1.19.    "Employer" means the Company and any Affiliate which, with the consent of the Board, has adopted the Plan as a participant herein, and any successor to any such Employer.

        Section 1.20.    "Employment Commencement Date" means:

          (a)   the date on which an Employee first performs an Hour of Service; or

          (b)   in the case of a former Employee who has incurred a Break in Service, the date on which he first completes an Hour of Service following his Separation from Service.

        Section 1.21.    "Entry Date" means:

        January 1 and July 1 of each Plan Year after 1988. Notwithstanding the foregoing, as provided in Section 2.01(b), for purposes of a Member's eligibility to make Member Salary Deferrals to a Member Salary Deferral Account established in accordance with the provisions of Article V, "Entry Date" shall mean the first day of the calendar month occurring after the completion of the Member's first regular payroll period.

        Section 1.22.    "Highly Compensated Employee" means an Employee who, with respect to the "determination year":

          (a)   owned (or is considered as owning within the meaning of Code Section 318) at any time during the "determination year" or "look-back year" more than five percent of the outstanding stock of the Employer or stock possessing more than five percent of the total combined voting power of all stock of the Employer (the attribution of ownership interest to "Family Members" shall be used pursuant to Code Section 318); or

          (b)   who received "415 Compensation" during the "look-back year" from the Employer in excess of $80,000 and was in the Top Paid Group of Employees for the "look-back year".

        The "determination year" shall be the Plan Year for which testing is being performed. The "look-back year" shall be the Plan Year immediately preceding the "determination year."

        For purposes of this Section, the determination of "415 Compensation" for Plan Years beginning before January 1, 1998 shall be made by including amounts that would otherwise be excluded from an Employee's gross income by reason of the application of Code Sections 125, 402(e)(3), 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, by including amounts that would otherwise be excluded from an Employee's gross income by reason of the application of Code Section 403(b). For Plan Years beginning after December 31, 1997, the term "415 Compensation" shall include: (i) any elective deferral (as defined in Code Section 402(g)(3)) and (ii) any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Sections 125, 132(f)(4), 401(k) or 457.

        The dollar threshold amount specified in (b) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look-back year" begins.

        In determining who is a Highly Compensated Employee, Employees who are nonresident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees.

        Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former

Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year".

        Section 1.23.    "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee either received "415 Compensation" in excess of $50,000 or was a "five percent owner". For purposes of this Section, "determination year", "415 Compensation" and "five percent owner" shall be determined in accordance with Section 1.22. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

        Section 1.24.    (a) "Hour of Service" means:

          (1)   each hour for which an Employee is paid, or entitled to payment, by an Employer or Affiliate for the performance of duties for such Employer or Affiliate, credited for the Plan Year or other computation period in which such duties were performed; or

          (2)   each hour of a period during which no duties are performed due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty or leave of absence, determined in accordance with the following rules:

            (A)  if the Employee is directly or indirectly paid, or entitled to payment, by an Employer or Affiliate on account of such period of absence:

                (i)  he shall be credited with Hours of Service during the entire period of absence in accordance with Subsections (b) and (c), if he returns to the employ of an Employer or Affiliate at the conclusion of such period; and

               (ii)  he shall be credited with Hours of Service in accordance with Subsections (b) and (c) up to a maximum of five hundred (500) Hours of Service in each such period of absence, if he does not return to the employ of an Employer or Affiliate at the conclusion of such period;

            (B)  if the Employee is not paid, or entitled to payment, by an Employer or Affiliate on account of such period of absence:

                (i)  he shall be credited with forty (40) Hours of Service for each week, or eight (8) Hours of Service for each weekday, of the period of absence, if he returns to the employ of an Employer or Affiliate at the conclusion of such period; and

               (ii)  he shall be credited with no Hours of Service in respect of such period of absence, if he does not return to the employ of an Employer or Affiliate at the conclusion of such period;

          (3)   each hour during the Employee's period of service in the Armed Forces of the United States, credited on the basis of forty (40) Hours of Service for each week, or eight (8) Hours of Service for each weekday, of such service, if the Employee retains re-employment rights under the Military Selective Service Act and is re-employed by an Employer or Affiliate within the period provided by such Act; and

          (4)   each hour for which an Employee has been awarded, or is otherwise entitled from an Employer or Affiliate, irrespective of mitigation of damages, if he is not entitled to credit for such hour under any other Paragraph in this Subsection (a).

          (5)   (A) solely for purposes of Section 1.09, each hour of an Employee's absence commencing on or after January 1, 1985:

                (i)  by reason of leave pursuant to the FMLA;

               (ii)  by reason of the pregnancy of such Employee;

              (iii)  by reason of the birth of a child of such Employee;

              (iv)  by reason of the placement of a child in connection with the adoption of such child by the Employee; or

               (v)  for purposes of caring for such child for a period beginning immediately following such birth or placement, determined in accordance with Subparagraphs (B), (C) and (D).

          (B)  The number of hours credited to an Employee pursuant to Subparagraph (A) shall be:

                (i)  the number of hours which otherwise would normally have been credited to such Employee but for such absence; or

               (ii)  in any case in which the Plan cannot determine the number of hours which would normally be credited to such individual, a total of eight (8) Hours of Service for each day of such absence, except that the total number of Hours of Service credited to an Employee under this Paragraph (5) shall not exceed 501 Hours of Service for any such period of absence.

          (C)  The Hours of Service credited to an Employee pursuant to this Paragraph (5) shall be credited:

                (i)  only in the Anniversary Year in which such period of absence began, if such Employee would be prevented from incurring a Break in Service in such Anniversary Year solely because of the crediting of Hours of Service during such period of absence pursuant to this Paragraph (5); or

               (ii)  in any other case, in the Anniversary Year next succeeding the commencement of such period of absence.

          (D)  Notwithstanding the foregoing, an Employee shall not be credited with Hours of Service pursuant to this Paragraph (5) unless such Employee shall furnish to the Committee, on a timely basis, such information as the Committee shall reasonably require to establish:

                (i)  that the absence from work is for a reason described in Subparagraph (A) hereof; and

               (ii)  the number of days during which such absence continued.

          (b)   The number of Member's Hours of Service and the Plan Year or other computation period to which they are to be credited shall be determined in accordance with Section 2530.200b-2 of the Rules and Regulations for minimum Standards for Employee Pension Benefit Plans, which Section is hereby incorporated by reference into this Plan.

          (c)   In the case of an Employee whose Compensation is not determined on the basis of certain amounts for each hour worked, such Employee's Hours of Service need not be determined from employment records, and such Employee may, in accordance with uniform and non-discriminatory rules adopted by the Committee, be credited with forty-five (45) Hours of Service for each week in which he would be credited with any Hours of Service under the provisions of Subsection (a) or (b).

        Section 1.25.    "Inactive Member" means a Member described in Section 2.02(b). An Inactive Member shall be treated as a Member for purposes of Article VII and Section 11.03, but shall not otherwise be deemed a Member of the Plan.

        Section 1.26.    "Independent Fiduciary" means a person or entity who is not an employee or officer of the Company or its Affiliates who is appointed by the Company pursuant to Section 7.10 to perform the functions described therein.

        Section 1.27.    "Investment Fund" means those investment funds which may, from time to time, be made available for investment pursuant to Article VII.

        Section 1.28.    "Leave of Absence" means:

          (a)   absence on leave approved by an Employee's employer, if the period of such leave does not exceed two (2) years and the Employee returns to the employ of an Employer or an Affiliate upon its termination; or

          (b)   absence due to service in the Armed Forces of the United States, if such absence is caused by war or other national emergency or an Employee is required to serve under the laws of conscription in time of peace, and if the Employee returns to the employ of an Employer or an Affiliate within the period provided by law; or

          (c)   absence for a period not in excess of thirteen (13) consecutive weeks due to leave granted by an Employee's employer, military service, vacation, holiday, illness, incapacity, layoff, or jury duty, if the Employee does not return to the employ of an Employer or Affiliate at the end of such period. In granting or withholding Leaves of Absence, each Employer or Affiliate shall apply uniform and non-discriminatory rules to all Employees in similar circumstances.

        Section 1.29.    "Loan Account" means the account maintained by the Committee for a "Borrower" as defined in Section 7.07 in which a loan by the Borrower made pursuant to that Section is held.

        Section 1.30.    "Member" means any person who has been admitted to membership in this plan pursuant to Section 2.01 or 2.03 and whose membership has not terminated pursuant to Section 2.02. In addition, for purposes of Article VII and Section 11.03, the term "Member" includes a former Member or Beneficiary for whom an Account is maintained under the Plan.

        Section 1.31.    "Member Contributions Account" means the Account maintained for a Member in which are held voluntary contributions made under the Plan by the Member prior to 1989, if any, or (b) "member contributions" (as defined in the ECMC Plan) made under the ECMC Plan prior to January 1, 1995, if any.

        Section 1.32.    "Member Salary Deferral" means an elective salary deferral made by a Member in accordance with Section 5.01.

        Section 1.33.    "Member Salary Deferral Account" means the Account of a Member established pursuant to Section 7.02 consisting of the balance attributable to his Member Salary Deferrals.

        Section 1.34.    "Normal Retirement Data" means the first day of the calendar month coincident with or next following a Member's sixty-fifth (65th) birthday.

        Section 1.35.    "Permanent Disability" means a physical or mental disability which a licensed physician acceptable to the Company has certified as permanent or likely to be permanent and as rendering the Member unable to perform his customary duties. In the determination of Permanent Disability, the Company shall act in a uniform and non-discriminatory manner with respect to all Employees similarly situated.

        Section 1.36.    "Plan" means this Profit Sharing Plan, as herein set forth, and as hereafter amended from time to time.

        Section 1.37.    "Plan Year" means the calendar year.

        Section 1.38.    "Required Beginning Data" means

          (a)   for a Member who is not a 5-percent owner (as defined in Code Section 416) in the Plan Year in which he attains age 70 /2 and who attains age 70 1/2 after December 31, 1998, April 1 of the calendar year following the calendar year in which occurs the later of the Member's (i) attainment of age 70 1/2 or (ii) Retirement.

          (b)   for a Member who (i) is a 5-percent owner (as defined in Code Section 416) in the Plan Year in which he attains age 70 1/2, or (ii) attains age 70 1/2 before January 1, 1999, April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2.

        Section 1.39.    "Retirement" means a Separation from Service (a) on or after a Member's Normal Retirement Date; or (b) on account of his Permanent Disability.

        Section 1.40.    "Rollover Account" means the Account attributable to contributions and transfers referred to in Section 5.03.

        Section 1.41.    "Rollover Contribution" means an amount contributed or transferred to the Trust in accordance with Section 5.03.

        Section 1.42.    "Separation from Service" means termination of employment with an Employer or Affiliate for any reason; provided, however, that no Separation from Service shall be deemed to occur upon an Employee's transfer from the employ of one Employer or Affiliate to another Employer or Affiliate.

        Section 1.43.    "Testing Compensation" means "compensation" within the meaning of Treasury Regulation § 1.415-2(d) (11) (ii), as modified in accordance with Treasury Regulation § 1.414(s)-1(d)(4), for services rendered to an Employer.

        Section 1.44.    "Top Paid Group" means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" (determined for this purpose in accordance with Section 1.22) received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

          (a)   Employees with less than six (6) months of service;

          (b)   Employees who normally work less than 17/2 hours per week;

          (c)   Employees who normally work less than six (6) months during a year; and

          (d)   Employees who have not yet attained age 21.

        In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

        Section 1.45.    "Trust" means the trust established pursuant to the Trust Agreement to hold the assets of the Plan.

        Section 1.46.    "Trust Agreement" means the trust agreement providing for the Trust Fund.

        Section 1.47.    "Trust Fund" means all the assets of the Plan which are held by the Trustee under the Trust Agreement.

        Section 1.48.    "Trustee" means the trustee or trustees from time to time in office under the Trust Agreement.

        Section 1.49.    "Unallocated Forfeitures Account" means the Account to be maintained by the Committee pursuant to Section 9.06(b).

        Section 1.50.    "Unit" means a unit representing the assignment of beneficial ownership of limited partnership interests in the Company.

        Section 1.51.    "Years of Service" means the aggregate period of service with which an Employee is credited under the provisions of Article III.

ARTICLE II

MEMBERSHIP

        Section 2.01.    Admission to the Plan.

        (a)   Each individual who was a Member of the Plan on December 31, 1988 and who did not cease to be a Member on that date shall continue to be a Member on January 1, 1989. Each Employee whose Employment Commencement Date was before January 1, 1989 and who prior to January 1, 1989 completed at least one (1) Year of Service shall become a Member on January 1, 1989, or on the first Entry Date subsequent to the date on which he attains his twenty-first (21st) birthday, whichever is later, provided he is an Employee on such January 1, 1989 or other Entry Date, as applicable. Each Employee who would have been eligible to participate in the ECMC Plan as of January 1, 1995, if the ECMC Plan had not been merged with and into this Plan effective that date, shall become a Member of this Plan on January 1, 1995.

        (b)   (i) Except as otherwise provided in Section 2.01(a) and 2.03, an Employee of an Employer shall become a Member of the Plan solely for purposes of eligibility to make Member Salary Deferrals to a Member Salary Deferral Account established in accordance with the provisions of Article V, on the later of:

            (A)  the first Entry Date subsequent to the date on which he attains his twenty-first (21st) birthday, or

            (B)  the first Entry Date subsequent to the Employee's Employment Commencement Date.

          (ii)   Except as otherwise provided in Section 2.01(a) and 2.03, an Employee of an Employer shall become a Member of the Plan, solely for purposes of eligibility to receive Company Contributions under Articles IV and VI, on the later of:

            (A)  the first Entry Date subsequent to the date on which he attains his twenty-first (21st) birthday, or

            (B)  the first Entry Date subsequent to the first Anniversary Year in which he completes one (1) Year of Service.

        (c)   Each Employee who is employed by an Affiliate that is not an Employer and who subsequently becomes an Employee of an Employer shall become a Member of the Plan:

          (1)   immediately upon becoming an Employee of such Employer, if he previously satisfied the age and service requirements of Subsection (b); or

          (2)   in accordance with Subsection (b), if he does not become a Member pursuant to Paragraph (1).

        Section 2.02.    Termination of Membership and Inactive Membership.

        (a)   A Member shall cease to be a Member as of the date of his Separation from Service, if he incurs a Break in Service in the Anniversary Year of such Separation from Service or in the following Anniversary Year.

        (b)   A Member shall become an Inactive Member as of the last day of his first Anniversary Year in which he completes five hundred (500) or fewer Hours of Service without having incurred a Separation from Service. An Inactive Member shall continue to be such until either (1) the date on which he ceases to be a Member pursuant to Subsection (a) or (2) the date on which he again becomes a Member pursuant to Section 2.03.

        Section 2.03.    Readmission to the Plan.

        A former Member shall again become a Member coincident with or immediately after the date he becomes an employee, provided he is an Employee of an Employer on such rehire date. An Inactive Member shall become a Member coincident with or immediately after the date he returns to active employment.

        Section 2.04.    Designation of Beneficiary.

        (a)   Each Member may designate in writing on a form prescribed by and filed with the Committee, a Beneficiary to receive the aggregate balance of his Accounts and his Loan Account, if any, in the event that his death should occur before the entire amount of such balance has been paid to him, except that if the Member has an Eligible Spouse, such designation shall not be effective unless the Eligible Spouse has consented in writing to the designation of a Beneficiary other than such Eligible Spouse and such consent is witnessed by a member of the Committee or a Notary Public. In addition, such designation may include the designation of a secondary Beneficiary to receive such death benefit if the primary Beneficiary does not qualify or survive.

        (b)   If no Beneficiary has been designated, or if, for any reason no person qualifies as a Beneficiary at the time of the Member's death, or if no designated Beneficiary survives the Member, the interest of the deceased Member shall be paid to the Eligible Spouse. If the Member has no Eligible Spouse, the Committee may, but shall not be required to, designate a Beneficiary, but only from among the Member's spouse, descendants (including adoptive descendants), parents, brothers and sisters or nephews and nieces and may consider requests from any Beneficiary which it designates as to the manner of payment of the benefit. If the Committee declines to make such designation, the benefit payable hereunder upon the Member's death shall be paid in a lump sum to his estate.

        (c)   For purposes of this Section 2.04, Section 9.03 and Section 10.05, "Eligible Spouse" means, except to the extent as may otherwise be provided in any "qualified domestic relations order" within the meaning of Code Section 414(p):

          (1)   in the case of a Member who dies before the commencement of any installment payments pursuant to Section 10.01(b), his lawfully married spouse on the date of his death if such spouse was married to the Member during the entire one (1) year period ending on the Member's date of death;

          (2)   in the case of a Member who dies after the commencement of any installment payments pursuant to Section 10.01(b), his lawfully married spouse on the date such payments commenced if (A) such spouse was married to the Member during the entire one (1) year period ending on the date such installment payments commenced; or (B) such spouse married the Member within one (1) year before such installment payments commenced and the Member and such spouse have been lawfully married during the entire one (1) year period ending on the Member's date of death.

        Section 2.05.    Qualified Military Service Provisions.

        Notwithstanding any provision of this Plan to the contrary, effective as of December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

ARTICLE III

CREDITING OF SERVICE

        Section 3.01.    Year of Service.

        Each Employee shall be credited with one Year of Service for each Anniversary Year ending after December 31, 1975 during which he completes more than five hundred (500) Hours of Service; provided, however, that:

          (a)   if an individual becomes a Member of the Plan after December 31, 1975, he shall not receive credit for a Year of Service for any Anniversary Year before the Anniversary Year in which he first completes one thousand (1,000) Hours of Service; and

          (b)   an Employee shall be credited with a Year of Service for the last Anniversary Year during which he is an Employee only if he completes at least one thousand (1,000) Hours of Service in such Anniversary Year.

        Section 3.02.    Number of Years of Service.

        An Employee's aggregate number of Years of Service shall be computed by adding (a) his number of Years of Service completed since his last Break in Service, if any, and (b) the number of Years of Service restored pursuant to Section 3.03.

        Section 3.03.    Restoration of Service.

        (a)   If a former Member again becomes a Member after having incurred a Break in Service, the Years of Service which he had completed prior to such Break in Service shall be disregarded for all purposes under this Plan until he shall have completed one (1) Year of Service after such Break in Service.

        (b)   If a former Member:

          (1)   has incurred a number of consecutive Breaks in Service which equals or exceeds the greater of (A) five (5) or (B) the number of his Years of Service before such Breaks in Service;

          (2)   had no vested interest in his Company Contributions Account at the time of such Break in Service; and

          (3)   again becomes a Member,

his Years of Service prior to such Breaks in Service shall be disregarded for all purposes under this Plan.

        Section 3.04.    Service with Non-employer Affiliates.

        Any Years of Service completed by an Employee while in the employ of an Affiliate that is not an Employer shall be credited under this Article III on the same basis as service with an Employer.

        Section 3.05.    Service with Equitable Capital Management Corporation.

        For purposes of determining an Employee's eligibility to participate in the Plan under Article II and vesting under Section 9.04, the Employee shall be credited under the Plan with the number of "hours of service" and "years of service", as such terms are defined in the ECMC Plan, credited to that Employee for the corresponding purpose under the ECMC Plan immediately prior to January 1, 1995, including service credited under the Equitable Investment Plan for Employees, Managers and Agents maintained by The Equitable Life Assurance Society of the United States, but disregarding in determining such Employee's eligibility to participate and vesting under this Plan any periods of service which were disregarded under the ECMC Plan, such as service disregarded due to "breaks in service", as defined in the ECMC Plan. Notwithstanding anything to the contrary in this Section 3.05 or elsewhere in the Plan, no period shall be taken into account more than once in determining the Hours of Service and Years of Service of any Employee by reason of this Section 3.05.

        Section 3.06.    Service with Shields and Regent.

        For purposes of determining an Employee's eligibility to participate in the Plan under Article II and vesting under Section 9.04, in the case of an Employee who was an employee of either Shields Asset Management, Incorporated ("Shields") or Regent Investor Services Incorporated ("Regent") on March 4, 1994 and on that date became an Employee of an Employer or an Affiliate, the Employee's service with Shields or Regent on or prior to such date shall be considered as service with an Employer or an Affiliate.

        Section 3.07.    Cursitor Service.

        For purposes of determining an Employee's eligibility to participate in the Plan under Article II and vesting under Section 9.04, in the case of an Employee who was an employee of Cursitor Holdings, L.P. or Cursitor Holdings Limited (individually and collectively, "Cursitor") on February 29, 1996, and on that date either was employed by or continued in the employment of Cursitor Alliance LLC, Cursitor Holdings Limited, Draycott Partners, Ltd. or Cursitor-Eaton Asset Management Company, the Employee's service with Cursitor on or prior to that date shall be considered as service with an Employer or an Affiliate.

ARTICLE IV

COMPANY CONTRIBUTIONS

        Section 4.01.    Company Profit Sharing Contributions.

        The Board shall determine the Company Contribution, if any, which shall be contributed to the Trust Fund out of the Company's current and accumulated earnings and allocated to the Members' Company Contributions Accounts pursuant to Article VI in respect of each Plan Year. No Company Contribution under this Section 4.01 or Section 4.02 may be made which cannot be allocated under the provisions of Article XVI. For purposes of this Section 4.01 and Section 4.02, "current and accumulated earnings" means current and accumulated net income for book purposes. Notwithstanding anything herein to the contrary, a Member for purposes of Article IV means only those Employees who have satisfied the applicable age and service requirements of Sections 2.01(a), (b)(ii) or (c).

        Section 4.02.    Company Matching Contributions.

        Effective for Plan Years beginning after December 31, 1989, the Company shall contribute to the Trust Fund out of the Company's current and accumulated earnings an amount equivalent to that percentage, not to exceed 100% of each Member's Member Salary Deferral elected for the Plan Year involved, such percentage to be fixed by the Board; provided that the Company may establish a limit on the amount of Member Salary Deferrals that are so matched specified either as a dollar amount or as a percentage of Compensation and provided further that any such limit may be established based on the period in which any individual is a Member of the Plan. The contribution determined under this Section 4.02 for a particular Member shall be allocated to the Member's Company Contributions Account on the basis of that Member's Member Salary Deferrals for that Plan Year, subject to any Company- established limits on Member Salary Deferrals to be matched for that Plan Year.

        Section 4.03.    Time of Contributions.

        Contributions may be made in one or more installments at such time or times during the Plan Year, or during any additional period provided by law for the making of contributions in respect of such Plan Year, as the Company shall determine. Except as otherwise provided in the Plan, for purposes of valuing the Trust Fund and making allocations to Accounts, all contributions in respect of any

Plan Year shall be deemed to have been made on the last Accounting Date of the Plan Year, regardless of the actual date of contribution.

        Section 4.04.    Irrevocability of Contributions.

        (a)   Except as provided in Subsection (b), any and all contributions made by the Company shall be irrevocable and shall be transferred to the Trustee to be used in accordance with the provisions of this Plan for providing the benefits and paying the expenses thereof. Neither such contributions nor any income therefrom shall be used for, or diverted to, purposes other than for the exclusive benefit of Members or their Beneficiaries and payment of expenses of this Plan and the Trust.

        (b)   (1) If any contribution is made to this Plan by a mistake of fact, such contribution shall be returned to the Company within one (1) year following the date that such contribution is made.

          (2)   Each Company Contribution made to this Plan is conditioned upon its deductibility under Code Section 404. Each contribution, to the extent disallowed as a deduction, may be returned to the Company within one (1) year following the date of disallowance.

ARTICLE V
MEMBER SALARY DEFERRAL ELECTIONS, SALARY DEFERRAL
CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS

        Section 5.01.    Member Salary Deferral Elections.

        For each Plan Year beginning after December 31, 1989, any Member may elect to defer the receipt of up to five percent (5%) (or such other amount as the Committee may direct) of his Compensation while a Member for the Plan Year, in such increments that the Committee may decide, and direct the Employer to contribute the amount so deferred into the Trust to be invested in the Investment Fund or Funds designated by the Member. A Member's election shall be made in writing on a form prescribed by the Committee filed with the Member's Employer, prior to the date that the Compensation would, but for the election, be made available to the Member, and the election shall remain in effect until it is modified or terminated, all in accordance with rules established by the Committee. In no event may a Member's salary deferral exceed the $7,000 dollar limitation (or any higher amount that may be allowed by Treasury Regulations), as provided in Code Section 402(g). Any Member's salary deferral for any pay period may be further adjusted, at the Committee's direction and discretion, to comply with the discrimination standards applicable to Code Section 401(k) arrangements in particular, to all plans qualified under Code Section 401(a) in general, and/or with the limitations contained in Article XVI.

        Section 5.02.    Allocation of Member Salary Deferral Elections.

        A Salary Deferral Election made in accordance with Section 5.01 shall be allocated among the Investment Funds in accordance with the provisions of Section 7.03.

        Section 5.03.    Rollover Contributions.

        (a)   An Employee may, with the consent of the Committee, contribute to the Plan, or authorize the plan sponsor, administrator or trustee of a qualified employee benefit plan in which he previously participated to transfer to the Trust, any distribution or other payment or amount which is permitted to be contributed or transferred to the Trust in accordance with Code Section 402, 403(a) or 408(d)(3)(A)(ii) or any other applicable provision of the Code or the regulations or rulings thereunder permitting the contribution or transfer. Any such Rollover Contribution shall be received by the Trustee subject to the condition precedent that its transfer complies in all respects with the requirements of the applicable

Code provisions, regulations or rules pertaining thereto and, upon any discovery that any such contribution or transfer does not so comply, the amount of the Rollover Contribution, together with all changes in the value of the Trust Fund allocated thereto, shall revert to the individual by or on whose behalf it was made as of the next following Accounting Date. The decision of the Committee for the Trust to accept a Rollover Contribution shall not give rise to any liability by the Committee, the Company, the Plan or the Trustee to the Employee or any other party on account of a subsequent determination that such Rollover Contribution does not qualify to be held in the Trust. A Rollover Contribution may, subject to the consent of the Committee, be made at any time during the Plan Year, shall not be subject to the limitations of Article XVI, and shall as of the Accounting Date next following receipt of the Rollover Contribution by the Trustee be allocated in full to the Member's Rollover Account except as regards the amount thereof equal to the Member's voluntary contributions, if any, to a qualified plan, which amount shall be allocated to the Member's Member Contributions Account. Until so allocated the amount of a Rollover Contribution shall be held unallocated in the Trust Fund.

        (b)   Each Employee or former Employee who becomes a participant in a pension, profit sharing or stock bonus plan described in Code Section 401(a) (a "transferee plan") may, not later than thirty (30) days (or such lesser period as is acceptable to the Committee) prior to any Accounting Date, request the Committee to direct the Trustees to, and upon such request, the Committee in its sole discretion may direct the Trustees to, transfer in cash the nonforfeitable balance in such Employee's Accounts to an account maintained by any such transferee plan on the Employee's behalf, as of such Accounting Date; provided, however, that such transferee plan permits such transfer.

        (c)   Any Employee who makes or causes to be made a contribution or transfer pursuant to Subsection (a) and who has not become a Member pursuant to the provisions of Article II shall, except for purposes of Sections 4.01, 5.01 and 6.01, be considered a Member of this Plan.

        Section 5.04.    Return of Excess Member Salary Deferral Elections.

        (a)   Notwithstanding any other provisions of the Plan, a Member may request the Committee in writing by no later than the March 1 following the end of the preceding calendar year, to have distributed to the Member from the Trust the amount of the Member's Member Salary Deferrals which are in excess of the amount permitted under Code Section 402(g) for such calender year ("Excess Deferrals").

        (b)   Excess Deferrals claimed under subsection (a) and any income allocable to such amount shall be distributed from the Plan no later than April 15 of the calendar year in which the request was made. This Section 5.04 shall also apply to amounts deferred under the terms of Section 6.02(c) for Plan Years beginning after December 31, 1986.

        Section 5.05.    Actual Deferral Percentage Test.

        (a)   As used in this Section 5.05, each of the following terms shall have the meaning for that term set forth in this Section 5.05:

            (i)  Actual Deferral Percentage means the ratio (expressed as a percentage) of Member Salary Deferrals (other than Excess Deferrals of non-Highly Compensated Employees made under plans maintained by the Company or an Affiliate) on behalf of the Member for the Plan Year to the Member's Testing Compensation for the Plan Year.

           (ii)  Average Actual Deferral Percentage means the average (expressed as a percentage) of the Actual Deferral Percentages of the Members in a group, including those Members whose Actual Deferral Percentage is zero.

        (b)   For each Plan Year, the amount of Member Deferrals shall be subject to the following:

            (i)  For Plan Years beginning on or after January 1, 2001, the Average Actual Deferral Percentage for Members who are Highly Compensated Employees for the Plan Year must satisfy one of the following tests:

            (A)  The Average Actual Deferral Percentage for Members who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Members who are non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

            (B)  The Average Actual Deferral Percentage for Members who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Members who are non-Highly Compensated Employees for the Plan Year multiplied by 2.0, provided that the Average Actual Deferral Percentage for Members who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Members who are non-Highly Compensated Employees by more than two (2) percentage points.

           (ii)  For Plan Years prior to 1997, the Excess Contributions (as defined in Section 5.06) under the Plan shall be eliminated by reducing the Member Salary Deferral of each Highly Compensated Employee in order of Actual Deferral Percentage beginning with the highest percentage. For Plan Years after 1996, the Excess Contributions (as defined in Section 5.06) under the Plan shall be eliminated by reducing the Member Salary Deferral of each Highly Compensated Employee in order of the dollar amount of Member Salary Deferrals on behalf of such Highly Compensated Employee, beginning with the highest dollar amount.

        (c)   For purposes of determining the Actual Deferral Percentage of a Member for a Plan Year, a Member Salary Deferral shall be taken into account only if such Member Salary Deferral: (i) is attributed to the Member's Account as of a date within the Plan Year; (ii) is not contingent upon any subsequent event (except as may be necessary to comply with the Code); (iii) is actually paid to the Trust within one year of the end of the Plan Year; and (iv) relates to Compensation which would have been received by the Member in the Plan Year but for the Member's election to defer. Any Member Salary Deferral that fails to satisfy the foregoing requirements shall be treated as a contribution by the Employer which is not subject to Code Section 401(k) or 401(m).

        (d)   (i) For purposes of this Section 5.05, the Actual Deferral Percentage for any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to have elective deferrals allocated to his or her account under two or more plans or arrangements described in Code Section 401(k) that are maintained by the Company or an Affiliate shall be determined as if all such elective deferrals were made under a single arrangement.

           (ii)  If two or more plans are aggregated for purposes of Code Section 410(b) or 401(a)(4), such plans shall be aggregated for purposes of the Average Actual Deferral Percentage test.

        Section 5.06.    Return of Excess Contributions.

        (a)   Notwithstanding any other provision of the Plan, any amount determined by the Committee to be an "Excess Contribution" as determined under Section 5.05(b)(ii), shall be distributed to Members who are Highly Compensated

Employees by no later than the last day of the Plan Year following the Plan Year in which the Excess Contribution occurred.

        (b)   "Excess Contribution" for purposes of this Section 5.06 means a Member Salary Deferral attributable to a Highly Compensated Employee which exceeds the maximum amount of such deferral permitted under Code Section 401(k)(3)(A)(ii), and which is described in Code Section 401(k)(8)(B), plus the income allocable to such amount. The allocable income shall be calculated by multiplying the total income earned on all of the Member's Member Salary Deferrals for the Plan Year in which the Excess Contribution is being returned by a fraction, the numerator being the Member Salary Deferral in excess of the permitted amount and the denominator being the Member's account balance in his Member Salary Deferral Account on the Accounting Date of the prior Plan Year. The Excess Contribution otherwise distributable under this Section 5.06 shall be adjusted for investment losses and for prior distributions to the Members affected, as permitted by Treasury Regulations. The Excess Contributions attributable to all Highly Compensated Employees, in the aggregate, shall be determined as the sum of the Excess Contributions (if any) determined for each Highly Compensated Employee, as follows: The amount (if any) by which the Member Salary Deferral of each Highly Compensated Employee must be reduced for the Member's Actual Deferral Percentage to equal the highest permitted Actual Deferral Percentage under the Plan shall be determined. To calculate the highest permitted Actual Deferral Percentage under the Plan, the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage is reduced by the amount required to cause the Employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. If a lesser reduction would enable the Plan to satisfy the Actual Deferral Percentage test, only this lesser reduction may be made. This process must be repeated until the Plan would satisfy the Actual Deferral Percentage test. The sum of the foregoing reductions determined for each Highly Compensated Employee shall equal the dollar amount of the Excess Contributions attributable to all Highly Compensated Employees, in the aggregate.

ARTICLE VI

ALLOCATIONS OF COMPANY CONTRIBUTIONS AND FORFEITURES

        Section 6.01.    Contributions.

          (a)    Members Eligible to Share in Company Contributions.

          The Company Contribution for each Plan Year shall be allocated and credited to the Members' Company Contributions Account in accordance with this Article as of the last Accounting Date of the Plan Year (immediately following the allocation of income and appreciation in accordance with Section 8.01) among those Members who are Employees of an Employer or an Affiliate on the Accounting Date. Notwithstanding anything herein to the contrary, a Member for purposes of Article VI means only those Employees who have satisfied the applicable age and service requirements of Sections 2.01(a), (b)(ii) or (c).

          (b)    Allocation of Company Contribution.

          The Company Contribution under Section 4.01 for each Plan Year, determined without regard to Section 6.02(c), shall be allocated among the Members eligible for allocation in the proportion which each such Member's Compensation for such Plan Year while a Member bears to the total Compensation for all Members eligible to share in allocations pursuant to Subsection (a). The Company Contribution under Section 4.02 shall be allocated on the same basis upon which it was determined.

        Section 6.02.    Allocation to Company Contributions Accounts.

        (a)   The amount of the Company Contributions in respect of Plan Years ending after 1980 which are allocable to each Member shall be allocated to the Member's Company Contributions Account as of the last Accounting Date of the Plan Year for which it is made, as provided in this Section 6.02.

        (b)   With respect to Plan Years beginning before January 1, 1990, eighty percent (80%) of the Company Contribution which is allocated to a Member in respect of any Plan Year after 1980 shall be placed in his Company Contributions Account.

        (c)   With respect to Plan Years beginning before January 1, 1990, on a date to be specified by the Committee, which shall be no later than thirty (30) days after the date the annual Company Contribution is declared but at least ten (10) days prior to the time the annual Company Contribution is made, each Member may elect to defer any portion of the remaining Company Contribution allocated to such Member for any Plan Year after 1980 in accordance with Section 6.01 which was not placed in his Company Contributions Account pursuant to Subsection (b). The amount that any Member so elects to defer shall be credited to such Member's Company Contributions Account. The remainder of such amount shall be paid to him in cash as soon after the date of such election as is practicable. If any eligible Member fails to make such election, the entire amount allocated to such Member for such Plan Year shall be credited to his Company Contributions Account.

        (d)   Effective for Plan Years beginning after December 31, 1989, the entire amount allocated under Section 6.01(b) to a Member for a Plan Year shall be credited to his Company Contributions Account.

        Section 6.03.    Actual Contribution Percentage Test.

        (a)   As used in this Section 6.03, each of the following terms shall have the meaning for that term set forth below:

            (i)  Average Contribution Percentage means the average (expressed as a percentage) of the Contribution Percentages of the Members in a group, including those Members whose Contribution Percentage is zero.

           (ii)  Company Matching Contribution means the Company Contribution described in Section 4.02 of the Plan.

          (iii)  Contribution Percentage means the ratio (expressed as a percentage) of a Member's Company Matching Contributions (excluding Company Matching Contributions forfeited hereunder to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions) to the Member's Testing Compensation for the Plan Year.

        (b)   Company Matching Contributions for each Plan Year must satisfy one of the following tests:

            (i)  For Plan Years beginning on or after January 1, 2001, the Average Contribution Percentage for Members who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Members who are non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

           (ii)  For Plan Years beginning on or after January 1, 2001, the Average Contribution Percentage for Members who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Members who are non-Highly Compensated Employees for the Plan Year multiplied by 2.0, provided that the Average Contribution Percentage for Members who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Members who are non-Highly Compensated Employees by more than 2 percentage points.

        (c)   For purposes of determining the Contribution Percentage of a Member for a Plan Year, the Member's Company Matching Contributions shall be taken into account only if such Company Matching Contributions (i) are based on the Member's Member Salary Deferrals for such Plan Year; (ii) are attributed to the Member's Account as of a date within such Plan Year; and (iii) are paid to the Trust by the end of the twelfth month following the close of such Plan Year. Any Company Matching Contribution that fails to satisfy the foregoing requirements shall be treated as a contribution which is not subject to Code Section 401(m).

        (d)   (i) For purposes of this Section 6.03, the Contribution Percentage for any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to receive Company Matching Contributions or to make Employee after-tax contributions under one or more other plans described in Code Section 401(a) that are maintained by the Company or an Affiliate shall be determined as if all such contributions were made under a single plan.

           (ii)  If two or more plans are aggregated for purposes of Code Section 410(b) or 401(a)(4), such plans shall be aggregated for purposes of the Average Contribution Percentage test.

        Section 6.04.    Return of Excess Aggregate Contributions.

        (a)   Notwithstanding any other provision of the Plan, any amount determined by the Committee to be an "Excess Aggregate Contribution" as defined in Subsection (b), shall be distributed to Members who are Highly Compensated Employees by no later than the last day of the Plan Year following the Plan Year in which the Excess Aggregate Contribution occurred. For Plan Years prior to 1997, the Excess Aggregate Contributions (as defined in Section 6.04(b)) under the Plan shall be eliminated by reducing the Company Matching Contributions of each Highly Compensated Employee in order of Contribution Percentage beginning with the highest percentage. For Plan Years after 1996, the Excess Aggregate Contributions (as defined in Section 6.04(b)) under the Plan shall be eliminated by reducing the Company Matching Contributions of each Highly Compensated Employee in order of the dollar amount of Company Matching Contributions on behalf of such Highly Compensated Employee, beginning with the highest dollar amount.

        (b)   "Excess Aggregate Contribution" for purposes of this Section 6.04 means a Company Matching Contribution attributable to a Highly Compensated Employee which exceeds the maximum amount of such Company Matching Contributions permitted under Code Section 401(m)(3), and which is described in Code Section 401(m)(6)(B), plus the income allocable to such amount. The allocable income shall be calculated by multiplying the total income earned on all of the Member's Company Matching Contributions for the Plan Year in which the Excess Aggregate Contribution is being returned by a fraction, the numerator being the Member Company Matching Contributions in excess of the permitted amount and the denominator being the Member's account balance in his Company Contribution Account attributable to Company Matching Contributions on the Accounting Date of the prior Plan Year. The Excess Contribution otherwise distributable under this Section 6.04 shall be adjusted for investment losses and for prior distributions to the Members affected, as permitted by Treasury Regulations. The Excess Aggregate Contributions attributable to all Highly Compensated Employees, in the aggregate, shall be determined as the sum of the Excess Aggregate Contributions (if any) determined for each Highly Compensated Employee, as follows: The amount (if any) by which the Company Matching Contribution of each Highly Compensated Employee must be reduced for the Member's Contribution Percentage to equal the highest permitted Contribution Percentage under the Plan shall be determined. To calculate the highest permitted Contribution Percentage under the Plan, the Contribution Percentage of the Highly Compensated Employee with the highest Contribution Percentage is reduced by the amount required to cause the Employee's Contribution Percentage to equal the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage. If a lesser reduction would enable the Plan to satisfy the Actual Contribution Percentage Test, only this lesser reduction may be made. This process must be repeated until the Plan would satisfy the Actual Contribution Percentage Test. The sum of the foregoing reductions determined for each Highly Compensated Employee shall equal the dollar amount of the Excess Aggregate Contributions attributable to all Highly Compensated Employees, in the aggregate.

        Section 6.05.    Multiple Use of Alternative Limitation.

        For purposes of this Section 6.05, terms not otherwise defined in Section 6.03 or Article I shall have the meaning set forth in Section 5.05.

          (a)   For Plan Years beginning on or after January 1, 2001, if both: (i) the Average Actual Deferral Percentage of the Highly Compensated Employees exceeds 125% of the Average Actual Deferral Percentage for the Plan Year for Members who were non-Highly Compensated Employees for the Plan Year, and (ii) the Average Contribution Percentage of the Highly Compensated Employees exceeds 125% of the Average Contribution Percentage for the Plan Year for Members who were non-Highly Compensated Employees for the Plan Year, then the sum of the Average Actual Deferral Percentage of the Highly Compensated Employees plus the Average Contribution Percentage of the Highly Compensated Employees shall not exceed the aggregate limit determined as the greater of:

            (A)  the sum of: (1) 125% of the greater of the Average Actual Deferral Percentage for the Plan Year for Members who were non-Highly Compensated Employees for the Plan Year or the Average Contribution Percentage for the Plan Year for Members who were non-Highly Compensated Employees for the Plan Year; plus (2) the lesser of 200% of, or 2 percentage points plus, the lesser of the Average Actual Deferral Percentage for the Plan Year for Members who were non-Highly Compensated Employees for the Plan Year or the Average Contribution Percentage for the Plan Year for Members who were non-Highly Compensated Employees for the Plan Year; or

            (B)  the sum of: (1) 125% of the lesser of the Average Actual Deferral Percentage for the Plan Year for Members who were non-Highly Compensated Employees for the Plan Year or the Average Contribution Percentage for the Plan Year for Members who were non-Highly Compensated Employees for the Plan Year; plus (2) the lesser of 200% of, or 2 percentage points plus, the greater of the Average Actual Deferral Percentage for the Plan Year for Members who were non-Highly Compensated Employees for the Plan Year or the Average Contribution Percentage for the Plan Year for Members who were non-Highly Compensated Employees for the Plan Year.

          If the aggregate limit described in the preceding sentence is exceeded, then either the Average Actual Deferral Percentage or the Average Contribution Percentage of the Highly Compensated Employees shall be reduced, and shall result in Excess Contributions or Excess Aggregate Contributions, respectively, in the manner provided in Section 5.06 or 6.04 respectively, until the aggregate limit is no longer exceeded. For purposes of this Section 6.05, the Average Actual Deferral Percentage and the Average Contribution Percentage of the Highly Compensated Employees shall be determined after any corrections required to satisfy the Average Actual Deferral Percentage and Average Contribution Percentage tests.

          (b)   In the event an amount is returned to a Participant as Excess Deferrals or Excess Contributions, any Company Matching Contributions plus any earnings or minus any losses attributable to the Company Matching Contributions made with respect to such returned amount shall be forfeited.

          (c)   The multiple use test described in Treasury Regulation 1.401(m)-2 and described above shall not apply for Plan Years beginning after December 31, 2001.

ARTICLE VII

ACCOUNTS, ALLOCATIONS AND LOANS

        Section 7.01.    Investment Funds

        Subject to the provisions of any applicable state and Federal securities laws and to the regulations and rulings of any regulatory agencies administering such laws, the Trustee shall, at the direction of the Committee, establish separate Investment Funds within and as a part of the Trust Fund for the purpose of investing the balances held in the Accounts and in the Unallocated Forfeitures Account. The Committee is specifically authorized to direct the Trustee to establish an Investment Fund entitled the Alliance Limited Partnership Unit Fund in which Members may invest their Company Contributions Account and, if the Committee so provides (after considering the requirements of applicable securities laws), Member Salary Deferral Accounts and Member Contributions Accounts. The Alliance Limited Partnership Unit Fund shall be invested primarily in Units.

        Section 7.02.    Separate Accounts.

        The Committee shall maintain a separate Company Contributions Account, Member Contributions Account, Member Salary Deferral Account, Rollover Account and Loan Account for each Member as relevant. Any amount transferred from a Member's "Company Matching Contribution Account" under the ECMC Plan (as defined thereunder) shall be held in the Member's Rollover Account. The Committee shall maintain records of each Member's balance in each such Account and each Investment Fund in which the Account is invested in order to provide an accurate and current statement to the Member pursuant to Section 8.07. Effective January 1, 1995, each account of a participant or beneficiary under the ECMC Plan shall automatically be deemed an Account of the corresponding type under the Plan for the Member or Beneficiary for whom such account was maintained under the ECMC Plan.

        Section 7.03.    Investing of the Company Contributions.

        All contributions allocated to a Member's Account as well as the portion of a Rollover Contribution allocated to a Member's Member Contribution Account shall be allocated among the Investment Funds in accordance with the then current investment election. If no proper election is on file governing the contributions involved, such contributions shall be invested in the Investment Fund specified for the purpose by the Committee.

        Section 7.04.    Elections.

        (a)   The Committee shall prescribe such rules as it deems appropriate regarding the form, filing frequency and timeliness of elections under Section 7.03 as well as concerning the percentage or amounts of a contribution which may be invested in an Investment Fund. In these rules, the Committee may specify that each Account of a Member be invested in the Investment Funds selected by the Member in the same proportion. An election properly on file shall remain in force until changed.

        Section 7.05.    Inter-Account Transfers.

        (a)   A Member may elect, on a form provided by and timely filed with the Committee, to transfer all or a portion of the balance of any Account which is invested in an Investment Fund to one or mare other Investment Funds. The Committee shall prescribe such rules as it deems appropriate regarding the frequency and timeliness of elections and the percentage of or amount from an Account which may be so transferred.

        (b)   A transfer made pursuant to an election pursuant to Subsection (a) shall be subject to the following limitations:

          (1)   Each Member's transfer will be effected as of the Accounting Date immediate1y following timely receipt by the Committee of the election.

          (2)   If there is insufficient cash available as of an Accounting Date to effectuate fully all Members' elections to transfer, such elections shall be proportionately reduced and effectuated accordingly.

        Section 7.06.    Unallocated Forfeiture Account.

        The amount held from time to time in the Unallocated Forfeiture Account shall be allocated among the Investment Funds as specified by the Committee.

        Section 7.07.    Loans.

        Notwithstanding anything in this Plan to the contrary, with the consent of the Committee and subject to the following terms and conditions and such other terms and conditions as the Committee may establish, any "party in interest" with respect to the Plan within the meaning of Section 3(14) of the Act who is a

Member or Beneficiary (a "Borrower") may borrow from the Trust Fund to satisfy "an immediate and heavy financial need", as defined below, of the Borrower:

          (a)   Loans shall be made available to all Borrowers on a reasonably equivalent basis in accordance with applicable regulations and shall not be made available to highly compensated employees, officers or limited partners in an amount greater than the amount made available to other Borrowers.

          (b)   Each loan shall be evidenced by a negotiable promissory note in a form satisfactory to the Committee.

          (c)   The aggregate amount of a loan to a Borrower shall not exceed the lesser of (1) $50,000; and (2) 50% of the Borrower's vested interest in his Account(s) on the Accounting Date immediately preceding the date the loan is made. The minimum initial principal amount of each loan, however, shall be not less than $1,000 or such greater amount as the Committee may specify from time to time for loans made thereafter.

          (d)   Each loan shall bear a reasonable rate of interest as determined by the Committee in its discretion in accordance with applicable regulations.

          (e)   Each loan shall provide for substantially level amortization over a period not to exceed five years (with payments of principal and interest to be made not less frequently than quarterly), provided that if the proceeds of the loan are used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Borrower, the repayment term may be such longer period as the Committee shall determine. No loan shall be made to any Borrower who is a Member, however, that provides for a repayment period extending beyond the Borrower's Normal Retirement Date. The Committee may require that payments of principal and interest be made through payroll deductions.

          (f)    Each loan shall be made from the Loan Account of the Borrower making the loan and interest paid thereon shall be credited to that Loan Account. In his application for a loan, the Borrower shall specify the Account from which monies are to be transferred to his Loan Account in the amount of the loan, which Account must be fully vested. Effective January 1, 1995, a "loan account" (as defined in the ECMC Plan) of a participant under the ECMC Plan shall automatically be deemed a Loan Account of the Member for whom such account was maintained under the ECMC Plan. Principal and interest paid by a Member on a loan shall be held in the Member's Loan Account uninvested and allocated to the Member's Company Contributions Account as of the Accounting Date coincident with or next following receipt of the principal and interest; provided that to the extent the principal repaid derived from some other Account of the Member the principal repaid shall be allocated to that Account.

          (g)   A loan to a Borrower shall be secured by the Borrower's vested Account(s) and/or such other property as the Committee may deem acceptable and adequate security for the loan.

          (h)   A loan shall be made from the Trust Fund only as of an Accounting Date after all valuations and allocations as of that date have been completed. The Committee may provide that loans can be made only as of the Accounting Date it specifies.

          (i)    A Borrower may not have more than one loan outstanding at any time and the outstanding principal amount of a loan may not be increased unless the Committee otherwise permits.

          (j)    A loan shall be non-renewable and a Borrower may not borrow any amount for a period of at least one year from the date of full repayment of a prior loan to the Borrower.

          (k)   For purposes of this Section, other than the references to a Borrower's Account(s), all plans described in Code Section 401(a) maintained by the Company and any Affiliate and the trust funds thereunder shall be treated as part of the Plan and Trust Fund, respectively.

          (l)    For purposes of this Section, "an immediate and heavy financial need" of a Borrower exists when the proceeds of the loan will be used to pay for any of the following:

            (1)   Medical expenses of the Borrower, the Borrower's spouse, or any child or dependent of the Borrower which are deductible by the Borrower for United States federal income tax purposes or which would be deductible without regard to the amount of the Borrower's adjusted gross income;

            (2)   The payment (excluding mortgage payments) of all or part of the purchase price of the principal residence of the Borrower and related closing and other acquisition expenses;

            (3)   Tuition for post-secondary education for the Borrower, the Borrower's spouse, or any child or dependent of the Borrower;

            (4)   To prevent eviction of the Borrower from, or a foreclosure of a mortgage on, the Borrower's principal residence; or

            (5)   Rent or mortgage obligations which cannot be met, or the cost of replacement of personal necessities lost or destroyed as the result of circumstances or events beyond the control of the Borrower.

          A loan by a Borrower shall be treated as necessary to satisfy "an immediate and heavy financial need" of the Borrower if the Borrower represents in writing to the Committee, in form satisfactory to it, that the amount of the loan will not exceed the amount required to meet that need and that the need to that extent cannot be relieved:

            (A)  through reimbursement or compensation by insurance or otherwise;

            (B)  by application, or liquidation on a reasonable basis, of the Borrower's assets to the extent such application or liquidation would not itself cause "an immediate and heavy financial need";

            (C)  by cessation of voluntary contributions by or at the election of the Borrower under any retirement plan; or

            (D)  by withdrawal of Borrower contributions from any retirement plan.

          (m)  The Committee shall on a timely basis before loans are made available under this Section, prepare a written document setting forth the following information and such other information as the Committee deems relevant regarding loans from the Plan:

            (1)   The identity of the person or positions authorized to administer the loan program;

            (2)   A procedure for applying for loans;

            (3)   The basis on which loans will be approved or denied;

            (4)   The procedure for determining a reasonable rate of interest;

            (5)   The types of collateral which may secure a loan; and

            (6)   The events constituting default and the steps that will be taken to preserve Plan assets in the event of such default.

        The provisions of that document are incorporated herein by this reference; provided, however, that if any provision of that document conflicts with any other provision of the Plan, the Plan provision shall control.

        Section 7.08.    Voting Rights.

        If the Committee directs the Trustee to establish an Investment Fund in which Members may invest in Units in accordance with Section 7.01, each Member (or, in the event of his death, his Beneficiary) shall have the right to direct the Trustee to instruct the Assignor Limited Partner as to the manner in which the limited partnership interests underlying the Units allocated to his Accounts are to be voted on each matter brought before a special meeting of limited partners and unitholders of the Company. In the exercise of this authority and discretion, each such Member (or Beneficiary) shall be a "named fiduciary" within the meaning of Section 403(a)(1) of the Act. Before each such meeting of limited partners and unitholders, the Committee shall cause to be furnished to each Member (or Beneficiary) a copy of the proxy solicitation material, together with a form requesting confidential directions on how the Assignor Limited Partner shall be directed to vote the limited partnership interests underlying the Units. Upon timely receipt of such directions, the Trustee shall on each such matter direct the Assignor Limited Partner to vote the limited partnership interests underlying the Units allocated to such Member's Accounts, and the Trustee shall have no discretion in such matter. The instructions received by the Trustee from Members shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the general partner of the Company or any Affiliate. The Trustee shall direct the Assignor Limited Partner as to voting the limited partnership interests underlying the Units for which it has not received direction in the same proportion as those for which it has received direction, and the Trustee shall have no discretion in such matter.

        Section 7.09.    Rights on Tender or Exchange Offer.

        If the Committee directs the Trustee to establish an Investment Fund in which Members may invest in Units in accordance with Section 7.01, each Member (or, in the event of his death, his Beneficiary) shall have the right, to the extent of the number of Units allocated to his Accounts, to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to Units. In the exercise of this authority and discretion, each such

Participant shall be a "named fiduciary" within the meaning of Section 403(a) (1) of the Act. The Committee shall use its best efforts to timely distribute or cause to be distributed to each Member (or Beneficiary) such information as is distributed to unitholders of the Company in connection with any such tender or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to Units. The instructions received by the Trustee from Members shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the general partner of the Company or any Affiliate. If the Trustee does not receive timely instructions from a Member (or Beneficiary) as to the manner in which to respond to such a tender or exchange offer, the Committee shall direct the Trustee not to tender or exchange any Units with respect to which such Member (or Beneficiary) has the right of direction, and the Trustee shall have no discretion in such matter.

        Section 7.10.    Confidentiality; Appointment of Independent Fiduciary.

        The Committee shall ensure that information relating to Members' and Beneficiaries' purchase, holding and sale of Units and the exercise of voting and tender rights with respect to Units is maintained under procedures which are designed to safeguard the confidentiality of such information, except to the extent necessary to comply with applicable laws. Notwithstanding anything contained in Section 7.08 or 7.09 to the contrary, if any situation arises which the Committee determines involves a potential for undue influence by an Employer upon Members and Beneficiaries in the exercise of voting and tender rights, the Company shall appoint an Independent Fiduciary who shall perform all of the functions of the Trustee described in, and who shall be subject to all of the requirements and procedures set forth in, Sections 7.08 and 7.09. The instructions received by the Independent Fiduciary shall be held in confidence and shall not be divulged or released to the Trustee or to any other person, including officers or employees of the general partner of the Company, the Company or any Affiliate.

ARTICLE VIII

VALUATION

        Section 8.01.    Valuation of Trust Fund.

        All changes in the value of each Investment Fund as determined by the Trustee in accordance with the Trust Agreement (including income and expenses and realized and unrealized appreciation and depreciation of assets of the Investment Fund, determined in the case of mutual funds by reference to the net asset value of such mutual funds on the Accounting Date, but excluding Company Contributions, Member Salary Deferrals and contributions or transfers pursuant to Section 5.03 made or allocated subsequent to the last preceding Accounting Date), shall be allocated by the Committee among the Company Contributions Accounts, Member Contributions Accounts, Member Salary Deferral Accounts and Rollover Accounts, portions of which are held in the Investment Fund as of each Accounting Date pro rata to the value of all such Accounts, respectively, at the last preceding Accounting Date, but first reducing the balance of each such Account as of the last preceding Accounting Date by any distributions from the Account since that Accounting Date.

        Section 8.02.    Valuation of Company Contributions Accounts.

        The value of a Member's Company Contributions Account as of any Accounting Date shall be the aggregate of the portions of such Account invested in each Investment Fund as of that date. The value of that portion of such Account invested in an Investment Fund shall be the sum of:

          (a)   the value of such portion as of the last preceding Accounting Date, plus or minus

          (b)   all changes in the value of the Investment Fund since the last preceding Accounting Date allocable thereto pursuant to Section 8.01, plus

          (c)   the amount of transfer, if any, into such portion and the amount of the Company Contribution, if any, allocable thereto since the last preceding Accounting Date pursuant to Article VI, minus

          (d)   any distributions from, and transfers out of, such portion since the last preceding Accounting Date.

        Section 8.03.    Valuation of Member Contributions Account.

        The value of a Member's Member Contributions Account as of any Accounting Date shall be the aggregate of the portions of such Account invested in each Investment Fund as of that date. The value of that portion of such Account invested in an Investment Fund shall be the sum of:

          (a)   the value of such portion as of the last preceding Accounting Date, plus or minus

          (b)   all changes in the value of the Investment Fund since the last preceding Accounting Date allocable thereto pursuant to Section 8.01, plus

          (c)   the amount, if any, transferred into such portion pursuant to Section 5.04 in an amount equal to voluntary contributions by the Member to the transferor qualified plan or pursuant to Section 7.05, minus

          (d)   any distributions from, and transfers out of, such portion since the last preceding Accounting Date.

        Section 8.04.    Valuation of Member Salary Deferral Accounts.

        The value of a Member's Member Salary Deferral Account as of any Accounting Date shall be the aggregate of the portions of such Account invested in each Investment Fund as of that date. The value of that portion of such Account invested in an Investment Fund shall be the sum of:

          (a)   the value of such portion as of the last preceding Accounting Date, plus or minus

          (b)   all changes in the value of the Investment Fund since the last preceding Accounting Date allocable thereto pursuant to Section 8.01, plus

          (c)   the amount, if any, transferred into such portion pursuant to Section 7.05 and the amount of Member Salary Deferrals, if any, allocable thereto since the last preceding Accounting Date, minus

          (d)   any distributions from, and transfers out of, such portion since the last preceding Accounting Date.

        Section 8.05.    Valuation of Rollover Accounts.

        The value of a Member's Rollover Account as of any Accounting Date shall be the aggregate of the portions of such Account invested in each Investment Fund as of that date. The value of that portion of such Account invested in an Investment Fund shall be the sum of:

          (a)   the value of such portion as of the last preceding Accounting Date, plus or minus

          (b)   all changes in the value of the Investment Fund since the last preceding Accounting Date allocable thereto pursuant to Section 8.01, plus

          (c)   the amount of transfer, if any, into such portion since the last preceding Accounting Date pursuant to Section 5.03, minus

          (d)   any distributions from, and transfers out of, such portion since the preceding Accounting Date.

        Section 8.06.    Valuation of Loan Accounts.

        The value of a Member's Loan Account as of any Accounting Date shall be the amount of the outstanding principal and accrued interest on the loan held therein plus the amount of any cash held therein as of an Accounting Date.

        Section 8.07.    Statement to Members.

        Within two hundred ten (210) days after the last Accounting Date of each Plan Year, the Committee shall mail or deliver to each Member a statement of the value of his Accounts and his Loan Account, if any, as of such Accounting Date.

        Section 8.08.    Unallocated Forfeitures Account

        The value of the Unallocated Forfeitures Account shall be determined as provided in Section 8.02 applied as if the addition to the Unallocated Forfeitures Account was a Company Contributions Account.

ARTICLE IX

DETERMINATION OF BENEFITS

        Section 9.01.    Retirement.

        Upon a Member's Retirement on or after his Normal Retirement Date, he shall become entitled, at the time specified in Article X, to a distribution of his Accounts and his Loan Account, if any, valued as of the Accounting Date specified in Section 10.01.

        Section 9.02.    Disability.

        Upon a Member's Retirement on account of his Permanent Disability, the Member shall become entitled, at the time specified in Article X, to a distribution of his Accounts and his Loan Account, if any, valued as of the Accounting Date applicable under Section 10.02.

        Section 9.03.    Death.

        Upon a Member's death, his Eligible Spouse or, if there is no Eligible Spouse or the Eligible Spouse consents in the manner required under Section 2.04(a) to the designation of a Beneficiary, that Beneficiary shall become entitled, at the time specified in Article X, to a distribution of the then balance of such Member's Accounts and his Loan Account, if any, valued as of the Accounting Date applicable under Section 10.03; provided, however, that if a valuation date was already fixed for payment pursuant to Article X due to the Member's Retirement or Permanent Disability, that date shall be used.

        Section 9.04.    Vesting.

        Any Member who has Company Contributions credited to his Account as of December 31, 1988 shall at all times be fully (100%) vested in the balance in his Accounts. Effective for Plan Years beginning after December 31, 1988, any individual who becomes a Member after that date shall not be vested to any extent in any balance in his Company Contributions Account except the amount thereof, until his completion of three (3) Years of Service which shall be calculated from the Member's Employment Commencement Date. After completion of three (3) Years of Service as so calculated, each such Member shall be fully (100%) vested at all times in the balance in his Company Contributions Account. However, a Member who is not otherwise vested shall, upon reaching his Normal Retirement Date, become and thereafter at all times be fully (100%) vested in the balance in his Company Contributions Account. A Member shall be at all times fully

(100%) vested in the balance in his Member Contributions Account, if any, his Member Salary Deferral Account, if any, his Rollover Account, if any, and his Loan Account, if any.

        Section 9.05.    Other Separation From Service.

        In the event of a Member's Separation from Service other than by reason of death, Retirement or Permanent Disability, he shall be entitled to a distribution of the entire balance in his Member Contributions Account, if any, his Member Salary Deferral Account, if any, his Loan Account, if any, his Rollover Account, if any, and the vested balance in his Company Contributions Account, if any, determined as of the Accounting Date applicable under Section 10.04. Such distributions shall be made in the manner and at the time provided in Article X. The unvested portion of the Member's Company Contributions Account shall be forfeited on the last Accounting Date of the Plan Year in which the earlier of the following occurs: (i) a lump sum distribution is made to him; (ii) installment payments to him commence; or (iii) the date of the Member's termination of employment.

        Section 9.06.    Forfeitures.

        (a)   A Member who separates from service prior to full vesting of his entire Company Contributions Account, shall forfeit the unvested balance in that Account upon the Accounting Date coincident with or immediately following the occurrence of a Break in Service with respect to the Member, and that balance shall be allocated as of that Accounting Date to the Unallocated Forfeiture Account. If the Member subsequently recommences employment prior to incurring five (5) consecutive Breaks in Service, he shall be recredited with the forfeited amounts upon recommencement of employment.

        (b)   Any Company Contributions Account balance forfeited by a Member shall be held in an Unallocated Forfeiture Account until applied to reduce the Company Contribution next to be made to the Trust as of or following the date the forfeiture occurs.

        (c)   Effective January 1, 1995, amounts credited to the "unallocated forfeitures account" (as defined under the ECMC Plan) under the ECMC Plan shall be transferred to the Unallocated Forfeitures Account.

ARTICLE X

TIME AND MANNER OF PAYMENT OF BENEFITS

        Section 10.01.    Retirement Benefits.

        Retirement benefits, determined pursuant to Section 9.01, shall be paid or commence to be paid (subject to Sections 10.06, 10.07, 10.08 and 10.09) as soon as reasonably practicable after the Accounting Date coincident with or next following a Member's Retirement on or after his Normal Retirement Date, in the manner selected by the Member, in either of the following modes or any combination thereof:

          (a)   in a single cash sum, valued as of the Accounting Date immediately preceding the payment, provided, however, that the Member may elect to receive the portion, if any, of his Accounts invested in the Alliance Limited Partnership Unit Fund in Units; or

          (b)   in regular annual installments of approximately equal value in cash (or, at the Member's election, solely with respect to the portion of his Accounts invested in the Alliance Limited Partnership Unit Fund, in Units), provided that the present value of the payments expected to be distributed to the Member must exceed one-half (1/2) the amount accumulated in the Member's Accounts determined as of the Accounting Date coincident with or next following the Accounting Date immediately preceding the date installments are to commence. An Account being distributed in installments shall be appropriately adjusted in accordance within Section 8.01 until fully distributed.

        Section 10.02.    Disability Benefits.

        Disability benefits, determined pursuant to Section 9.02 shall be paid or commence to be paid at the time and in the manner provided in Section 10.01 (substituting Permanent Disability for Retirement).

        Section 10.03.    Death Benefits.

        Death benefits, determined pursuant to Section 9.03, shall be paid to the Member's Beneficiary at the time and in the manner provided in Section 10.01(a) (substituting death for Retirement and substituting Beneficiary for Member where applicable).

        Section 10.04.    Termination Benefits.

        The benefits payable to a Member upon his Separation from Service, determined pursuant to Section 9.05, shall, subject to Section 10.09, be paid or commence to be paid at the time and in the manner provided in Section 10.01 (substituting Separation from Service for Retirement).

        Section 10.05.    Direct Rollover Distributions.

        (a)   Upon receiving directions from a Member who is eligible to receive a distribution from the Plan pursuant to the provisions of this Article X which constitutes an "eligible rollover distribution," as defined in Code Section 402(c)(4), to transfer all or any part of such distribution to an "eligible retirement plan," as defined in Code Section 402(c)(8)(B), the Committee shall cause the portion of the distribution which the Member has elected to so transfer to be transferred directly to such "eligible retirement plan"; provided, however, that the Member shall be required to notify the Committee of the identity of the eligible retirement plan at the time and in the manner that the Committee shall prescribe and the Committee may require the Member or the eligible retirement plan to provide a statement that the eligible retirement plan is intended to be qualified under Code Section 401(a) (if the plan is intended to be so qualified) or otherwise meets the requirements necessary to be an "eligible retirement plan."

        (b)   Upon receiving instructions from a Beneficiary who is the Member's Eligible Spouse or an alternate payee under a "qualified domestic relations order" as defined in Code Section 414(p), in either case who is eligible to receive a distribution pursuant to the provisions of Article VII that constitutes an "eligible rollover distribution" as defined in Code Section 402(c)(4), to transfer all or any part of such distribution to a plan that constitutes an "eligible retirement plan" under Code Section 402(a)(5) with respect to that distribution, the Committee shall cause the portion of the distribution which such Eligible Spouse or alternate payee has elected to so transfer to the eligible retirement plan so designated.

        (c)   The Committee may accomplish the direct transfer described in subsection (a) or (b), as applicable, by delivering a check to the Member, Eligible Spouse or alternate payee (in each case, a "Distributee") which is payable to the trustee, custodian or other appropriate fiduciary of the "eligible retirement plan," or by such other means as the Committee may in its discretion determine. The Committee may establish such rules and procedures regarding minimum amounts which may be the subject of direct transfers and other matters pertaining to direct transfers as it deems necessary from time to time.

        Section 10.06.    Latest Commencement of Benefits.

        In no event, unless the Member elects otherwise, shall payment of benefits to him commence later than the sixtieth (60th) day after the close of the later of:

          (a)   the Plan Year during which the Member reaches his Normal Retirement Date; or

          (b)   the Plan Year during which the Member's Separation from Service occurs.

        If a Member elects otherwise, then such election must be made by submitting to the Committee a written statement signed by the Member which describes the benefit and the date on which the payment of such benefit shall commence.

        Section 10.07.    Indirect Payment of Benefits.

        If any Member or Beneficiary is, in the judgment of the Committee, legally, physically or mentally incapable of personally receiving and receipting for any payment due hereunder, payment may be made to the guardian or other legal representative of such Member or Beneficiary or, if none, to any other person or institution, which, in the opinion of the Committee, is then maintaining or has custody of such Member or Beneficiary. Such payment shall constitute a full discharge with respect to the obligations hereunder.

        Section 10.08.    Limitations on Distributions.

        Notwithstanding anything to the contrary contained in this Plan:

          (a)   The entire interest of each Member must either:

            (1)   be paid to him not later than the Required Beginning Date; or

            (2)   commence to be paid to him by not later than the Required Beginning Date and paid, in accordance with regulations prescribed by the Secretary of the Treasury, over a period not extending beyond the life expectancy of the Member or the joint and last survivor life expectancy of the Member and his Designated Beneficiary; provided, however, that if the distribution of a Member's Account balances has commenced in accordance with this Paragraph (2), any portion remaining to be distributed at the Member's death shall continue to be distributed at least as rapidly as under the method of distribution in effect as of such Member's death.

          (b)   If a Member dies prior to the commencement of distributions to him in accordance with Paragraph (a)(2), the entire interest of the Member shall be distributed:

            (1)   not later than December 31 of the calendar year which contains the fifth anniversary of the Member's death; or

            (2)   where distribution is to be made to the Member's Designated Beneficiary, commencing

              (A)  on or before December 31 of the calendar year immediately following the calendar year in which the Member died; or

              (B)  if the Designated Beneficiary is the Member's surviving Spouse, no later than the later of the date described in Paragraph (A), above or December 31 of the calendar year in which such Member would have attained age seventy and one-half (70 1/2), and payable, in accordance with regulations prescribed by the Secretary of the Treasury, over a period not extending beyond the life expectancy of such Designated Beneficiary.

          (c)   For purposes of Paragraphs (a)(2) and (b)(2), prior to the Required Beginning Date, the Member (or his spouse, if the spouse is the Member's Beneficiary) may make an irrevocable election to have the Member's (and/or his spouse's) life expectancy recalculated not more frequently than annually. If no such election is made prior to the Member's Required Beginning Date, the Member's (and/or his spouse's) life expectancy shall automatically be recalculated annually.

          (d)   Under regulations prescribed by the Secretary of the Treasury, any amount paid to a Member's child shall be treated as if it had been paid to such Member's surviving spouse if such amount will become payable to such spouse upon the child reaching maturity or such other designated event which may be permitted under such regulations.

          (e)   For purposes of this Section 10.08, the term "Designated Beneficiary" shall mean a Member's surviving spouse or an individual designated by the Member pursuant to Section 2.04.

          (f)    Notwithstanding any provision of this Plan to the contrary, the provisions of this Section 10.08 shall be construed in a manner that complies with Code Section 401(a)(9) and, with respect to distributions made on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the Treasury Regulations thereunder that were proposed in January 2001, the provisions of which are hereby incorporated by reference. This Subsection (f) shall continue in effect until the end of the last calendar year beginning before the effective date of the final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

        Section 10.09.    Consent to Distributions.

        No amount shall be distributed to a Member pursuant to Section 10.02 or 10.04 prior to his Normal Retirement Date without his written consent, unless the amount to be distributed to the Member is not in excess of $5,000 (in the case of a Member whose Separation from Service occurred before January 1, 1998, $3,500). In the event a Member's consent to a distribution is required pursuant to this Section 10.09, such distribution shall be made or commence to be made as soon as reasonably practicable after the Accounting Date coincident with or next following the earlier of (i) the date on which such consent is received by the Committee; or (ii) the Member's Normal Retirement Date.

ARTICLE XI

ADMINISTRATION OF THE PLAN

        Section 11.01.    Committee.

        (a)   The Plan shall be administered by a Committee consisting of at least one person appointed from time to time by the Board and serving without compensation at its pleasure. The Committee may employ such agents, investment consultants, legal counsel and clerical, medical, accounting and actuarial services as it may deem advisable to assist in the administration of the Plan. The Committee may designate persons, including persons other than "named fiduciaries" (as defined in Section 402(a)(2) of the Act), to carry out the specified responsibilities of the Committee and shall not be liable for any act or omissions of a person so designated. The Committee shall have the general responsibility for administering the Plan and shall have all powers necessary for that purpose, including, but not limited to, the power to interpret and construe the Plan, to determine the eligibility, status and rights of all Employees in connection with the Plan, to decide disputes arising under or with respect to the Plan, to keep records of Member Accounts and all other books and records of the Plan and to establish rules for such administration.

        (b)   The Committee shall also have the general power to administer the assets of the Plan, including, but not limited to, the power to direct the Trustee in the receipt, disbursement and investment of Plan assets and to designate mutual funds or other investment alternatives which will serve as investment vehicles for Plan assets and any other powers conferred upon the Committee by the Trust Agreement. The Committee may appoint one or more investment managers and one or more named fiduciaries to which it may delegate such powers over the investment of assets of the Plan as the Committee deems appropriate.

        (c)   The Committee shall act by a majority of its membership and the action of such majority, expressed by a vote at a meeting or in writing without a meeting, shall constitute the action of the Committee; provided, however, that no Committee member shall be qualified to act in regard to a matter solely concerning himself as a Member of the Plan (as distinguished from matters affecting Members generally).

        (d)   Except as otherwise provided in Section 11.03, the decision or action of the Committee in respect of any matter within the scope of its authority shall be conclusive and binding on all persons.

        (e)   Except as otherwise required by law, no member of the Committee shall have any liability to any person for any act or omission except for wilful misconduct.

        (f)    The Committee and any of its individual members may also act as Trustee or Trustees of the Trust Fund. The Committee shall be the "administrator" of the Plan, within the meaning of Section (3)(16)(A) of the Act, and shall comply with all of the requirements of the Act which are applicable to a Plan administrator. The Committee is hereby designated as a "named fiduciary" of the Plan, within the meaning of Section 402(a)(2) of the Act and is authorized to establish procedures for the allocation and delegation of fiduciary responsibilities, except insofar as such responsibilities are specifically assigned by the provisions of Sections 11.02 and 11.03. The Committee shall be the agent for the service of legal process on the Plan and the Trust.

        (g)   The Committee may make such rules and regulations as it determines necessary to regulate the Plan, provided that such rules and regulations conform to the Plan and the Trust Agreement.

        Section 11.02.    Allocation of Responsibility Among Fiduciaries.

        The Company, the Committee and the Trustee shall have only such powers, duties, responsibilities and obligations as are specifically granted to them under this Plan or the Trust Agreement. The Company shall have the sole authority to appoint and remove the members of the Committee and the Trustee and to amend or terminate, in whole or in Part, this Plan or the Trust. The Committee shall have the sole responsibility for the administration of the Plan and shall have such responsibilities with regard to the Trust as are specifically set forth in the Trust Agreement. The Trustee shall have such responsibilities as are specifically set forth in the Trust Agreement. Except as otherwise provided by law, it is intended that each of the foregoing fiduciaries shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust Agreement and shall not be responsible for any act or failure to act or error in judgment in connection with carrying out the provisions of this Plan or the Trust Agreement, except for its own wilful and intentional malfeasance or misfeasance. Except as otherwise provided by law, no fiduciary shall be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

        Section 11.03.    Claim and Appeal Procedure.

        (a)   Benefit Claim Procedure.

        The Committee shall direct the Trustee to pay benefits to a Member when due hereunder. Any Member or Beneficiary claiming a benefit under the Plan in addition to that directed by the Committee must complete an application on a form prescribed by and filed with the Committee. The Committee shall make forms available for this purpose. Within sixty (60) days after its receipt of an application, the Committee shall give written notice to the claimant of its decision on the application.

        (b)   Denial of Claim.

        If the Committee denies the claim, in whole or in Part, a written notice of that decision shall:

          (1)   explain why the claim was denied;

          (2)   cite the provisions of the Plan on which the decision was based; and

          (3)   explain the Plan's review procedure set forth in Subsection (c).

        If the Committee does not deny the claim on its merits but rejects the application for failure to furnish certain necessary material or information, the written notice to the claimant shall explain what additional material is needed and why and shall advise the claimant that he may refile a proper application under the claim procedure set forth in Subsection (a).

        (c)   Review Procedure.

        If a claim has been denied, the claimant may appeal the denial within sixty (60) days after his receipt of written notice thereof by submitting the items listed below in writing to a senior executive officer of the general partner referred to in Section 1.08 who is not then a member of the Committee or the claimant himself with a copy to the committee:

          (1)   a request for review of the denial of claim;

          (2)   a statement containing the basis of the claimant's disagreement with the disposition of the matter and such other material as the claimant deems relevant; and

          (3)   a request, if appropriate, to review the Plan, the Trust Agreement and any other pertinent documents (which shall be made available to him at a convenient location during regular business hours within thirty (30) days after the Committee's receipt of a copy of the request).

        The officer designated to review the Committee's decision shall render a written decision and deliver such to the claimant and to the Committee within sixty (60) days after his receipt of the appeal; provided, however, that if special circumstances, such as the need to hold a hearing, require an extension of time, the reviewer shall state in writing to the claimant and the Committee the reasons for such extension, but in no case shall the extension extend beyond one hundred twenty (120) days after his receipt of the appeal. The decision on the appeal shall contain specific reasons for the decision, shall be written in a manner capable of being understood by the claimant and shall include a statement of the pertinent provisions of the Plan on which the decision is based. Such decision shall, subject to such judicial review as may be provided by law, be final and binding on all persons concerned.

        Section 11.04.    Elections by Former Employees of Equitable Capital Management Corporation

        Any designation or election by a Member or the beneficiary of a Member who had an account balance under the ECMC Plan on December 31, 1994, including, without limitation, a designation of one or more beneficiaries, investment elections or an election to receive a distribution that was in effect under the ECMC Plan as of that date for the corresponding purpose under this Plan shall continue to be effective under this Plan, as if made in respect of this Plan, until otherwise changed in accordance with the terms of this Plan or any rules or procedures established by the Committee.

ARTICLE XII

THE TRUST FUND

        Section 12.01.    The Trust Agreement.

        The Company shall enter into a Trust Agreement for the establishment of the Trust with one or more individuals or with a bank or trust company organized and doing business under the laws of the United States or of any state and authorized under the laws of its jurisdiction of incorporation to exercise corporate trust powers. The Trust Agreement shall be deemed to form a part of the Plan, and all rights which may accrue to any Person under the Plan shall be subject to the terms of the Trust Agreement.

        Section 12.02.    Trustee's Power and Duties.

        The Trustee shall manage and control the Trust Fund in accordance with the terms of the Trust Agreement. Following the execution of the Trust Agreement, the Trustee shall, at a meeting duly called for such purpose, establish a funding policy and method. Thereafter, the Trustee shall review such funding policy and method at least annually and shall communicate all of its actions taken with respect thereto to the Company. The general objective of the funding policy and method shall be at all times to maintain a balance between safety in capital investment and investment return.

        Section 12.03.    Use of Trust Fund.

        The Trust Fund shall be used to provide the benefits and pay the expenses of this Plan and of the Trustee, and no part of the corpus or income shall be used for or diverted to purposes other than for the exclusive benefit of Members and their Beneficiaries under this Plan and the payment of expenses of the Plan and Trust.

        Section 12.04.    Payment of Expenses.

        All administrative and other expenses of the Plan and Trust shall be paid out of the Trust Fund unless paid by the Company. Taxes related to the unrelated business taxable income of the Trust that are paid out of the Trust Fund, shall be paid from and charged solely to the Account or Accounts involved, either on a specific or proportionate basis, as determined by the Committee.

ARTICLE XIII

CERTAIN RIGHTS AND OBLIGATIONS OF THE COMPANY

        Section 13.01.    Disclaimer of Liability.

        (a)   Although it is the intention of the Company to continue this Plan and to make substantial and regular contributions each year, nothing contained in this Plan or the Trust Agreement shall be deemed to require the Company to make any contributions whatsoever under this Plan or to continue the Plan.

        (b)   Nothing in this Plan shall be construed as the assumption by the Company of the obligation for any payment of any benefits or claims hereunder, and Members and their Beneficiaries, and all persons claiming under or through them, shall have recourse only to the Trust Fund for payment of any benefit hereunder.

        (c)   The rights of the Members, their Beneficiaries and all other persons are hereby expressly limited to those stated in, and shall be construed only in accordance with, the Provisions of the Plan.

        Section 13.02.    Termination.

        The Company reserves the right in its sole discretion to terminate this Plan at any time. A "termination" shall be deemed to take place if the Company terminates the Plan, partially terminates it (within the meaning of Code Section 411(d)(3)(A)) or completely discontinues contributions under this Plan. (For this purpose a suspension of contributions which is merely temporary shall not be deemed a complete discontinuance.) In the event of a termination, the Company may direct the Trustee to continue to maintain the Trust, and the assets thereof shall be applied at the continued direction of the Committee in accordance with this Plan. Upon termination of the Trust, distribution to each Member shall be made as soon as practicable thereafter in one of the manners described in Section 10.01. Until fully distributed, Members' accounts shall be revalued from time to time in accordance with Section 8.01. Upon termination or partial termination of the Plan, the rights of all affected Members to the amounts credited to their Accounts to the date of such termination shall become non-forfeitable.

        Section 13.03.    Employer-Employee Relationship.

        The adoption of this Plan shall in no way be construed as conferring any legal or other rights upon any Employee or any Person with respect to continuation of employment, nor shall it in any way interfere with the right of an

Employer to discharge any Employee or otherwise act with respect to him. Any Employer may take any action (including discharge) with respect to any Employee or other Person without regard to the effect which such action might have upon his rights as a Member of this Plan.

        Section 13.04.    Merger, Etc.

        (a)   The merger or consolidation of an Employer with or into another company or the acquisition of its assets by any other Person shall not of itself cause the termination of this Plan or be deemed a termination of employment as to any Employee, nor shall anything in this Plan prevent the consolidation or merger of any Employer with or into any corporation or prevent the sale by any Employer of any of its assets. The merger of this Plan with another retirement plan shall not of itself cause the termination of this Plan.

        (b)   In the event of the dissolution, merger, consolidation or reorganization of the Company, provision may be made by which the Plan and Trust will be continued by the successor; and in such event such successor shall be substituted for the Company under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor, and the successor shall have all of the powers, duties and responsibilities of the Company under the Plan.

        (c)   In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to, another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Members of this Plan, the assets of the Trust Fund applicable to such members shall be transferred to such other trust fund only if:

          (1)   the values of the Accounts and the vested percentage of the Company Contributions Account of each Member, immediately after the merger, consolidation or transfer, shall be equal to or greater than such values and percentage immediately before the merger, consolidation or transfer;

          (2)   resolutions of the general partner referred to in Section 1.08 and of the governing body any new or successor employer of the affected Members shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Members, its resolutions shall include an assumption of liabilities with respect to such Members' inclusion in the new employer's plan; and

          (3)   such other plan and trust are qualified under Code Sections 401(a) and 501(a).

        Section 13.05.    Determination Final.

        Any determinations made hereunder shall be made in a manner consistent with the Company's accounting practices and shall be final and conclusive for all purposes, notwithstanding any late adjustments in the tax returns of the Company.

ARTICLE XIV

NON-ALIENATION OF BENEFITS

        Section 14.01.    Provisions with Respect to Assignment and Levy.

        Except as may be required under the terms of a "qualified domestic relations order" as defined in Code Section 414(p), no benefit under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, garnishment, attachment, levy or charge and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, garnish, attach, levy upon or charge the same shall be void; nor shall any benefit be in any manner liable for or subject to the debts or other liabilities of the Person entitled thereto.

        Section 14.02.    Alternate Application.

        If any Member or Beneficiary under this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under this Plan, except as specifically provided herein, or if any benefit shall be garnished, attached or levied upon other than pursuant to a qualified domestic relations order as defined in Code Section 414(p), then such benefits shall, in the discretion of the Committee, cease, and the Committee may hold or apply the same or any part thereof to or for the benefit of such Member or Beneficiary, his spouse, children or other dependents or any of them in such manner and in such proportion as the Committee may deem proper.

        Section 14.03.    Exceptions.

        Notwithstanding anything herein to the contrary, effective August 5, 1997, the provisions of this Article XIV shall not apply to any offset of a Member's benefits provided under the Plan against an amount that the Member is ordered or required to pay to the Plan under any of the circumstances set forth in Code Section 401(a)(13)(C) and Sections 206(d)(4) and 206(d)(5) of the Act.

ARTICLE XV

AMENDMENTS

        Section 15.01.    Company's Rights.

          (a)   The Company reserves the right, at any time and from time to time, by action of the Board, to modify or amend in whole or in part any or all of the provisions of this Plan; provided, however, that no such modification or amendment may (i) result in a retroactive reduction in the then value of any Member's Account or Loan Account; or (ii) except to the extent as may be provided in regulations promulgated by the Secretary of the Treasury, have the effect of eliminating an optional form of benefit. Notwithstanding anything in this Plan to the contrary, the Board, in its sole discretion, may make any modifications, amendments, additions or deletions in this Plan, as to benefits or otherwise and retroactively or prospectively and regardless of the effect on the rights of any particular Members, which it deems appropriate in order to bring this Plan into conformity with or to satisfy any conditions of the Act and in order to continue or maintain the qualification of the Plan and Trust under Code Section 401(a) and to have the Trust declared exempt and maintained exempt from taxation under Code Section 501(a).

          (b)   No amendment may change the vesting schedule under Section 9.04, either directly or indirectly, unless each Member having not less than three Years of Service is permitted to elect, within a reasonable period specified by the Committee after the adoption of such amendment, to have his or her vested percentage computed without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end as of the later of:

            (i)    sixty days after the amendment is adopted;

            (ii)   sixty days after the amendment becomes effective; or

            (iii)  sixty days after the Member is issued written notice by the Committee.

        Section 15.02.    Provision Against Diversion.

        No part of the assets of the Trust Fund shall, by reason of any modification or amendment or otherwise, be used for, or diverted to, purposes other than for the exclusive benefit of Members or their Beneficiaries under this Plan and the payment of the administrative expenses of this Plan.

ARTICLE XVI

LIMITATIONS ON BENEFITS AND CONTRIBUTIONS

        Section 16.01.    The limitations of Code Section 415 applicable to "defined contribution plans" as defined in Code Section 414(i) are hereby incorporated by reference in this Plan; provided, however, that where the Code so provides, contribution limitations in effect under prior law shall be applicable to account balances accrued as of the last effective day of such prior law.

        Section 16.02.

          (a)   Other than as provided in Subsection (b), if, with respect to any Plan Year before 1992, contributions to a Member's Account must be reduced to conform to the limitations on "annual additions" as explained and defined in Code Sections 415(c)(1) and 415(c)(2), Members' Salary Deferrals made pursuant to Section 5.01, and any allocable earnings thereon, shall be distributed to the Member on a timely basis; next, Company Contributions for the Plan Year made pursuant to Section 4.02 shall be reduced until the limitations are met or this category of contributions is exhausted, whichever first occurs; next, if such contributions were made for the Plan Year, Company Contributions made pursuant to Section 4.01 shall likewise be reduced; and last, Member Salary Deferrals made pursuant to Section 6.02(c), and allocable earnings thereon, shall be distributed to the affected Member on a timely basis.

          (b)   If, with respect to 1990 and any Plan Year after 1991, contributions to a Member's Account must be reduced to conform to the limitations referred to in Subsection (a), the reduction shall be achieved first by the distribution to the affected Member on a timely basis of Member Salary Deferrals made pursuant to Section 5.01, together with allocable earnings thereon, until the limitations are met or this category of contributions is exhausted, whichever first occurs. Concurrent with the return of such Member Salary Deferrals, Company Contributions made pursuant to Section 4.02 attributable to such returned Member Salary Deferrals shall be reduced. Finally, if necessary, Company Contributions for the Plan Year made pursuant to Section 4.01 shall be reduced.

        Section 16.03.    In the case of a Member who is, or has ever been, a participant in one or more "defined benefit plans" as defined in Code Section 414(j), maintained by an Employer or any predecessor of the Employer, if Contributions or benefits need to be reduced due to the application of Code Section 415(e), then benefits under the defined benefit plans shall be reduced with respect to that Member before any contributions credited to the Member under this Plan, or any other defined contribution plan maintained by the Employer, shall be reduced. Notwithstanding the foregoing, the limitations of Code Section 415(e) shall cease to apply as of the first day of the first Plan Year beginning on or after January 1, 2000.

ARTICLE XVII

TOP-HEAVY PLAN YEARS

        Section 17.01.    For purposes of this Article XVII, the following definitions shall apply:

          (a)   "Determination Data" means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of a plan, the last day of that year.

          (b)   "Employee" means any employee of an Employer and any beneficiary of such an employee.

          (c)   "Employer" means the Employer and any Affiliate.

          (d)   "Key Employee" means an Employee as defined in Section 416(i)(1) and the Regulations thereunder. For Plan Years beginning after December 31, 2001, "Key Employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the "Determination Data" was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer or a 1-percent owner of the Employer having annual compensation of more than $150,000. As used in this definition, "annual compensation" means compensation within the meaning of Code Section 415(c)(3). For Plan Years beginning before December 31, 2001, "Key Employee" means any Employee or former Employee (and the Beneficiaries of such Employee) who, at any time during the determination period, was an officer of the Employer if such individual's Top-Heavy Compensation exceeds 50% of the dollar limitation under Code Section 415(b)(1)(A), an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer if such individual's Top-Heavy Compensation exceeds 100% of such dollar limitation, a 5 percent owner of the Employer, or a 1 percent owner of the Employer who has annual Top-Heavy Compensation of more than $150,000. The determination period is the Plan Year containing the Determination Date and the 4 preceding Plan Years.

          (e)   "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

          (f)    "Required Aggregation Group" means (1) each qualified plan of the Employer in which at least one Key Employee participates; and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Code Sections 401(a)(4) or 410.

          (g)   "Top-Heavy Compensation" means the Employee's compensation as defined in Code Section 414(q)(7).

          (h)   "Top-Heavy Ratio" means:

            (1)   If, in addition to this Plan, the Employer maintains one or more other defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which, during the 1-year period ending on the Determination Date, has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the 1-year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 1-year period ending on the Determination Date), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

            (2)   If, in addition to this Plan, the Employer maintains one or more defined contribution plans (including any simplified employee pension plan), and the Employer maintains or has maintained one or more defined benefit plans which, during the 5-year period ending on the Determination Date, has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date, all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of an accrued benefit made in the 1-year period ending on the Determination Date.

            (3)   For purposes of (1) and (2) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and the second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (x) who is not a Key Employee but who was a Key Employee in a prior year; or (y) who has not received any Top-Heavy Compensation from any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date, will be disregarded. Notwithstanding the above, for Plan Years beginning after December 31, 2001, the accrued benefits and accounts of any participant who has not performed services for the Employer during the 1-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

            (4)   For purposes of (1) and (2) above, in the case of a distribution from the Plan made for any reason other than separation from service, death or disability, "5-year period" shall be substituted for "1-year period" wherever such term is found.

          (e)   "Valuation Data" means the last day of the Plan Year.

        Section 17.02    If the Plan is or becomes top-heavy in any Plan Year, the provisions of Section 17.04 will automatically supersede any conflicting provision of the Plan.

        Section 17.03    The Plan shall be considered top-heavy for any Plan Year if any of the following conditions exists:

          (a)   If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

          (b)   If this Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60 percent.

          (c)   If this Plan is part of a Required Aggregation Group of plans and part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60 percent.

        Section 17.04

          (a)   Except as provided in subsection (b), the amount of the Company contribution made on behalf of each Member who is not a Key Employee for any Plan Year for which the Plan is a Top-Heavy Plan shall be at least equal to the lesser of:

            (1)   three percent (3%) of such Member's Top-Heavy Compensation less any amount contributed on behalf of the Member under any other defined contribution plan maintained by an Employer or an Affiliate; or

            (2)   the percentage of Top-Heavy Compensation represented by the Company Contributions and Member Salary Deferrals made on behalf of the Key Employee for whom such percentage is the highest for such Plan Year, determined by dividing the sum of the Company Contribution and Member Salary Deferrals made on behalf of each such Key Employee by so much of his Top-Heavy Compensation as does not exceed $200,000.

          (b)   Where the inclusion of this Plan in a Permissive Aggregation Group or Required Aggregation Group pursuant to Section 17.01(e) or 17.01(f) enables a defined benefit plan described in Section 17.01(f) to meet the requirements of

  Code Sections 401(a)(4) or Section 410, the minimum contribution required under this Section 17.04 shall be the amount specified in Section 17.04(a)(1).

ARTICLE XVIII

MISCELLANEOUS

        Section 18.01    Binding on Heirs, Etc.

        This Plan shall extend to and be binding upon the heirs, executors, administrators, successors and assigns of the Members and their Beneficiaries and all successors to the Company by way of merger, consolidation, acquisition of assets or otherwise.

        Section 18.02    Governing Law.

        All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of New York, except to the extent that such laws have been superseded by the Act.

        Section 18.03    Separability.

        If any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.

        Section 18.04    Captions and Gender.

        The captions herein are for convenience of reference only and are not to be construed as part of the Plan. As used herein, the masculine shall include the feminine and the neuter and vice versa, as the context requires.